Exhibit 31.6
CERTIFICATIONS
I, Chad M. Paris, certify that:
1.I have reviewed this Amendment No. 2 of the Annual Report on Form 10-K/A of Jason Industries, Inc.;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: April 29, 2020

/s/ Chad M. Paris
Chad M. Paris Senior Vice President and Chief Financial Officer (Principal Accounting Officer)